SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2005

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-33001	77-0154833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Industrial Road, San Carlos, California 94070

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 802-0400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Reference is made to the Amendment No. 2 To Preferred Stock Rights Agreement between Natus Medical Incorporated and Equiserve Trust Company, N.A. and further described under Item 3.03 of this Current Report on Form 8-K. The disclosure contained in Item 3.03 is hereby incorporated by reference into this Item 1.01, and such agreement has been filed as an exhibit to this Report.

ITEM 3.03 Material Modifications to Rights of Security Holders.

On March 15, 2005, the Preferred Stock Rights Agreement originally dated as of September 4, 2002 and amended and restated as of October 8, 2002, between the Company and Equiserve Trust Company, N.A. (the “Rights Agreement”) was amended. The Amendment No. 2 dated March 15, 2005 effects the following:

(1)	Removes all references in the Rights Agreement permitting Perry Corp. to increase its holdings of the Company’s common stock without becoming an Acquiring Person, as the term is defined in the Rights Agreement, insofar as Perry Corp. no longer owns shares of the Company’s common stock, and

(2)	Increases the threshold percentage of ownership that would result in a person or group being an Acquiring Person from 15% to 20%.

A complete copy of Amendment No. 2 to Preferred Stock Rights Agreement is attached as Exhibit 99.1 to this report.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description
99.1	Amendment No. 2 To Preferred Stock Rights Agreement between the Natus Medical Incorporated and Equiserve Trust Company, N.A..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Dated: March 15, 2005	By:	/s/ Steven J. Murphy
Steven J. Murphy
Vice President Finance

Index to Exhibits

Exhibit No.	Description
99.1	Amendment No. 2 To Preferred Stock Rights Agreement between the Natus Medical Incorporated and Equiserve Trust Company, N.A..